Exhibit 99.1

Contact:

Audra Burke

(303) 218-5455

CARRIER ACCESS REPORTS FOURTH QUARTER AND ANNUAL 2006 FINANCIAL RESULTS

BOULDER, Colo.—(MARKET WIRE)—February 6, 2007—Carrier Access Corporation (NASDAQ: CACS), a manufacturer of broadband communications equipment, today reported its fourth quarter 2006 results. Revenue was $12.5 million, down approximately 41% from $21.1 million reported in the fourth quarter of 2005. Net loss for the fourth quarter 2006 was $(8.6) million, or $(0.25) per basic and diluted share as compared with net income of $664,000, or $0.02 per basic and diluted share for the fourth quarter of 2005.

Revenue for the year 2006 was $75.4 million compared with $75.6 million for the year 2005. Net loss for the year 2006 was $(14.8) million or $(0.44) per basic and diluted share compared with a net loss of $(6.6) million or $(0.19) per basic and diluted share in 2005. Cash and marketable securities were $110.8 million at December 31, 2006, an increase of $2.3 million over the balances at December 31, 2005.

Non-GAAP net loss in the fourth quarter of 2006 was $(7.6) million, or $(0.22) per basic and diluted share, compared to non-GAAP net income of $972,000 or $0.03 per basic and diluted share for the fourth quarter of 2005. Non-GAAP financial measures exclude stock-based compensation expense and amortization of purchased intangibles, including any income tax effects.

GAAP net loss for the twelve months ended December 31, 2006 includes stock-based compensation expense related to the adoption of Statement of Financial Accounting Statement SFAS 123(R) of $2.5 million, or $0.07 per basic and diluted share. GAAP net loss for the comparative twelve month period ended December 31, 2005 did not include stock-based compensation expense. Including the pro-forma stock-based compensation expense previously reported in Carrier Access’ consolidated financial statement footnotes, GAAP net loss for the twelve month period ended December 31, 2005 would have been $(11.2) million or $(0.32) per basic and diluted share.1

The reconciliation of the GAAP net income and per share amounts to the respective non-GAAP amounts for the twelve months ended December 31, 2006 and 2005 is set forth at the end of this press release.

Carrier Access chief executive officer Roger Koenig stated, “As we stated in our January 3rd press release, our revenue in the fourth quarter was lower than expected primarily due to weakness in spending from wireless and OEM customers. Although revenues were down quarter over quarter, we continue to believe that our technology and market position within our customer base is strong. We are structuring the company for global success and are focusing on adding key professional talent to take advantage of the market opportunities in front of us. Although we are spending at a high level in the short term, we have put a plan in place to return to profitability in the second half of the year. This plan includes adding key talent while streamlining our product development expenses with the addition of our lab in Shanghai, China.”

Koenig added, “We have a strong opportunity pipeline with both our wireless and converged access customers and believe that as our technology solutions are proved in, we will see growth year over year. Looking forward, we believe that our investments in research and development will allow us to grow both our revenue and customer base in 2007. We continue to see demand for products that allow for the convergence of media data in both wireless and VoIP access networks.”

[1]

Pro-forma compensation expense under SFAS 123, among other computational differences, does not consider potential pre-vesting forfeitures. Because of these differences, the pro-forma stock compensation expense presented above for the prior year ended December 31, 2005 under SFAS 123 and the stock compensation expense recognized during the current year ended December 31, 2006 under SFAS 123(R) are not directly comparable. In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly and calendar year results have not been restated.

Carrier Access will hold a conference call today, February 6, 2007 at 4:30 p.m. ET to review fourth quarter and annual 2006 results. The call is open to the public. Those who wish to participate should dial 703-639-1108, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access Fourth Quarter 2006 Earnings Call. The conference call will be available live via the Internet by accessing the Carrier Access web site at http://www.carrieraccess.com under the Investor Relations section. An online replay of the conference call, as well as the text of the Company’s earnings release, will also be available on the Investor Relations site at http://www.carrieraccess.com.

About Carrier Access Corporation

Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com.

Forward-Looking Statement Caution

This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, concerning our anticipated 2006 fourth quarter and year 2006 operating results, the effect of our investment in research and development, our growth prospects in wireless and converged access and sales of our products, and the future performance of the Company. These forward-looking statements, which reflect management’s best judgment based on factors currently known, are subject to risks and uncertainties that may cause actual results to differ materially, including potential discrepancies between management’s current estimates and the final operating results for the fourth quarter and year 2006. Our results of operations for the fourth quarter and year ended December 31, 2006 are unaudited and subject to change. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, dependence on a single customer and other problems with or at our customers, distributors, OEMs and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel, and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Reports on Form 10-Q for the three, six and nine months ended March 31, June 30, and September 30, 2006, and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARRIER ACCESS CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$77,948	$55,279
Investments in marketable securities	32,824	53,165
Accounts receivable, net of allowance for doubtful accounts of $245 and $860 in 2006 and 2005, respectively	7,096	10,922
Income tax receivable	64	56
Deferred income taxes	166	239
Inventory, net	18,212	24,506
Prepaid expenses and other	3,103	2,720

Total current assets	139,413	146,887
Property and equipment, net of accumulated depreciation and amortization of $21,259 and $19,242 in 2006 and 2005, respectively	10,471	11,002
Goodwill	7,614	7,588
Intangible assets, net of accumulated amortization of $3,872 and $2,638 in 2006 and 2005, respectively	4,023	5,268

Total Assets	$161,521	$170,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,759	$8,516
Accrued compensation payable	4,134	3,422
Accrued expenses and other liabilities	1,848	1,021
Deferred revenue	183	422

Total current liabilities	14,924	13,381

Deferred income taxes	166	239

Total Liabilities	15,090	13,620

Stockholders’ Equity
Preferred stock, $0.001 par value, 5,000 shares authorized and no shares issued or outstanding at December 31, 2006 and 2005
Common stock, $0.001 par value, 60,000 shares authorized, 34,308 shares issued and outstanding at December 31, 2006, and 33,783 shares issued and outstanding at December 31, 2005	34	34
Additional paid-in capital	187,885	183,995
Accumulated deficit	(41,378)	(26,542)
Accumulated other comprehensive income (loss)	(110)	(362)

Total Stockholders’ Equity	146,431	157,125

Total Liabilities and Stockholders’ Equity	$161,521	$170,745

CARRIER ACCESS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue, net of allowances for sales returns	$12,519	$21,145	$75,416	$75,628
Cost of Sales	9,137	12,122	43,524	44,911

Gross profit	3,382	9,023	31,892	30,717

Operating Expenses
Research and development	7,264	3,817	26,814	17,011
Sales and marketing	4,015	2,921	14,807	12,076
General and administrative	2,069	2,701	9,767	9,830
Bad debt expense (recoveries)	(50)	(377)	(124)	47
Insurance recovery and restructuring charges	(232)	(1)	(484)	452
Intangible asset amortization	307	308	1,228	1,229

Total operating expenses	13,373	9,369	52,008	40,645

Income (loss) from operations	(9,991)	(346)	(20,116)	(9,928)
Interest income	(1,451)	(1,006)	5,264	3,292

Income (loss) before income taxes	(8,540)	660	(14,852)	(6,636)
Income taxes (benefit)	10	(4)	(16)	(4)

Net income (loss)	$(8,550)	$664	$(14,836)	$(6,632)

Income (loss) per share
Basic	$(0.25)	$0.02	$(0.44)	$(0.19)
Diluted	$(0.25)	$0.02	$(0.44)	$(0.19)
Weighted average common shares
Basic	34,222	34,593	33,940	34,607
Diluted	34,222	35,264	33,940	34,607

Supplemental Information

Net loss for calendar 2006 includes stock-based compensation expense under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) of $2.501 million, net of tax, related to employee stock options. Net loss for calendar 2005 includes stock-based compensation expense of $77,000 as a result of a modification extending the exercise period for certain employee options. There was no stock-based compensation expense related to employee stock options under Statement of Financial Accounting Standards No. 123 (“SFAS 123”) in calendar 2005 or 2004 because the Company did not adopt the recognition provisions of SFAS 123. Net loss including pro forma stock-based compensation expense as previously disclosed in the notes to the Consolidated Financial Statements for calendar 2005 was $(11.2) million or $(0.32) per share.

CARRIER ACCESS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year ended December 31,
	2006	2005
Cash flows from operating activities
Net loss	$(14,836)	$(6,632)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization expense	3,523	3,968
Provisions for doubtful accounts	133	47
Provisions for inventory obsolescence	2,592	2,483
Stock-based compensation	2,501	77
(Gain) loss on sale or disposal of assets	16	106
Changes in operating assets and liabilities:
Accounts receivable	3,597	1,060
Income tax receivable	(8)	105
Inventory	3,701	4,913
Prepaid expenses and other	(680)	1,928
Accounts payable	1,356	(2,334)
Accrued compensation payable	677	505
Accrued restructuring	(125)	(18)
Other liabilities	(124)	70

Net cash provided (used) by operating activities	2,323	6,278

Cash flows from investing activities
Purchase of equipment and real property	(1,553)	(1,744)
Proceeds from the sale of property	9	—
Purchase of marketable securities	(36,743)	(47,179)
Sales of marketable securities available for sale	57,563	55,400
Acquisitions of subsidiaries, net of cash acquired	(321)	—

Net cash provided by (used in) investing activities	18,955	6,477

Cash flows from financing activities
Proceeds from exercise of stock options	1,389	602
Proceeds from stock offering	—	—
Stock issuance costs	—	—
Repurchases of company common shares	—	(4,831)

Net cash provided by (used in) financing activities	1,389	(4,229)

Net increase in cash and cash equivalents	22,667	8,526
Effect of exchange rate changes on cash and cash equivalents	2	—
Cash and cash equivalents at beginning of year	55,279	46,753

Cash and cash equivalents at end of year	$77,948	$55,279

Supplemental disclosure of cash flow information and investing and financing activities
Cash paid (received) for income taxes	$9	$14

Reconciliations to the Nearest Non-GAAP Measure

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
US GAAP: Net Income (Loss) Reported	$(8,550)	$664	$(14,836)	$(6,632)
Add: Stock-based compensation expense	652	—	2,501	77
Amortization of purchased intangibles	307	308	1,228	1,229

NON-GAAP Net Income (Loss)	$(7,591)	$972	$(11,107)	$(5,326)

US GAAP: Net Income (Loss) reported per share – basic and diluted	$(0.25)	$0.02	$(0.44)	$(0.19)

NON-GAAP: Net Income (Loss) per share – basic and diluted	$(0.22)	$0.03	$(0.33)	$(0.15)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we provide investors with certain non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for net income (loss) or diluted net income (loss) per share prepared in accordance with GAAP. We believe that these non-GAAP measures are used by and are useful to investors and other users of our financial statements in evaluating our operating results and comparative trends, as well as to facilitate comparisons with our historical operating results. The non-GAAP results are an indicator of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of evaluating performance against internal budgets and in making operational decisions. In addition, these non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables above.

Pro-forma compensation expense under SFAS 123, among other computational differences, does not consider potential pre-vesting forfeitures. Because of these differences, the pro-forma stock compensation expense presented above for the prior three month and calendar year periods ended December 31, 2005 under SFAS 123 and the stock compensation expense recognized during the current three month and calendar year periods ended December 31, 2006 under SFAS 123(R) are not directly comparable. In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly results have not been restated.